EXHIBIT 23.1








INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Shoe Carnival, Inc. on Form S-8 of our report dated March 5, 1999, except for Note 5, as to which the date is April 16, 1999, appearing in the Annual Report on Form 10-K of Shoe Carnival, Inc. for the fiscal year ended January 30, 1999.


/S/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Stamford, Connecticut

July 6, 1999